Exhibit 99.1
Gulfport Energy Reports First Quarter 2025 Financial and Operational Results

OKLAHOMA CITY (May 6, 2025) Gulfport Energy Corporation (NYSE: GPOR) (“Gulfport” or the “Company”) today reported financial and operational results for the three months ended March 31, 2025 and provided an update on its 2025 development plan and financial position.

First Quarter 2025 and Recent Highlights

●	Delivered total net production of 929.3 MMcfe per day

●	Produced total net liquids production of 15.2 MBbl per day, an increase of 14% over first quarter 2024

●	Incurred capital expenditures of $159.8 million

●	Realized natural gas price equivalent, before the effect of hedges, of $4.11 per Mcfe, a $0.45 per Mcfe premium to NYMEX Henry Hub

●	Reported $0.5 million of net loss and $218.3 million of adjusted EBITDA(1)

●	Generated $177.3 million of net cash provided by operating activities and $36.6 million of adjusted free cash flow(1)

●	Repurchased approximately 341 thousand shares of common stock at a weighted-average share price of $176.13 for approximately $60.0 million

●	Reaffirming full year 2025 guidance with natural gas production expected to increase approximately 20% by fourth quarter 2025 compared to first quarter 2025

●	Reallocating drilling activity in late 2025 toward dry gas Utica development to bolster 2026 development economics and adjusted free cash flow generation

●	Achieved significant drilling efficiencies in first quarter 2025 with average drilling footage per day improving approximately 28% over full year 2024

●	Accomplished all-time high completion efficiencies in April 2025 with 105.5 continuous pumping hours on a pad

●	Completed spring borrowing base redetermination of revolving credit facility and reaffirmed borrowing base at $1.1 billion with elected commitments remaining at $1.0 billion

John Reinhart, President and CEO, commented, “Gulfport is off to an active start in 2025, delivering first quarter results ahead of Company expectations while remaining on track to execute on our previously provided full year guidance. Our ability to generate adjusted free cash flow during a front-loaded capital program highlights the strength of our asset base and the operations team’s high-level of efficiency and execution. As planned, we anticipate a significant increase in production over the coming quarters, currently forecasting our average daily natural gas production to increase approximately 20% by fourth quarter 2025 when compared to first quarter 2025 levels. We remain committed to developing our assets in a responsible manner and given the current commodity price dynamic, we plan to strategically shift a portion of our drilling activity in late 2025 toward dry gas Utica development to maximize returns and position the Company favorably for an improving natural gas environment. We are reaffirming our full year guidance and these adjustments highlight the optionality within our asset base as well as the Company’s flexibility to be dynamically responsive to current market conditions to maximize shareholder value.”

“We continue to forecast robust adjusted free cash flow generation during 2025 and remain consistent in our adjusted free cash flow allocation framework with plans to return substantially all of our adjusted free cash flow, excluding discretionary acreage acquisitions, through common stock repurchases,” Reinhart concluded.

A company presentation to accompany the Gulfport earnings conference call can be accessed by clicking here.

1.	A non-GAAP financial measure. Reconciliations of these non-GAAP measures and other disclosures are provided with the supplemental financial tables available on our website at www.gulfportenergy.com.

Operational Update

The table below summarizes Gulfport’s operated drilling and completion activity for the first quarter of 2025:

	Quarter Ended March 31, 2025
	Gross	Net	Lateral Length
Spud
Utica & Marcellus	8	8.0	12,000
SCOOP	—	—	—

Drilled
Utica & Marcellus	11	11.0	13,300
SCOOP	2	1.8	11,500

Completed
Utica & Marcellus	11	11.0	14,600
SCOOP	2	1.8	11,500

Turned-to-Sales
Utica & Marcellus	7	7.0	15,000
SCOOP	—	—	—

Gulfport’s net daily production for the first quarter of 2025 averaged 929.3 MMcfe per day, primarily consisting of 731.1 MMcfe per day in the Utica/Marcellus and 198.2 MMcfe per day in the SCOOP. For the first quarter of 2025, Gulfport’s net daily production mix was comprised of approximately 91% natural gas, 6% natural gas liquids (“NGL”) and 3% oil and condensate.

	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
Production
Natural gas (Mcf/day)	837,816	973,564
Oil and condensate (Bbl/day)	5,282	3,329
NGL (Bbl/day)	9,962	10,031
Total (Mcfe/day)	929,280	1,053,722
Average Prices
Natural Gas:
Average price without the impact of derivatives ($/Mcf)	$3.73	$2.13
Impact from settled derivatives ($/Mcf)	$(0.12)	$0.75
Average price, including settled derivatives ($/Mcf)	$3.61	$2.88
Oil and condensate:
Average price without the impact of derivatives ($/Bbl)	$65.76	$71.64
Impact from settled derivatives ($/Bbl)	$1.06	$0.04
Average price, including settled derivatives ($/Bbl)	$66.82	$71.68
NGL:
Average price without the impact of derivatives ($/Bbl)	$34.37	$30.79
Impact from settled derivatives ($/Bbl)	$(1.53)	$(1.25)
Average price, including settled derivatives ($/Bbl)	$32.84	$29.54
Total:
Average price without the impact of derivatives ($/Mcfe)	$4.11	$2.48
Impact from settled derivatives ($/Mcfe)	$(0.12)	$0.68
Average price, including settled derivatives ($/Mcfe)	$3.99	$3.16
Selected operating metrics
Lease operating expenses ($/Mcfe)	$0.24	$0.18
Taxes other than income ($/Mcfe)	$0.08	$0.09
Transportation, gathering, processing and compression expense ($/Mcfe)	$0.99	$0.90
Recurring cash general and administrative expenses ($/Mcfe) (non-GAAP)	$0.12	$0.11
Interest expenses ($/Mcfe)	$0.16	$0.16

Capital Investment

Capital expenditures were $159.8 million (on an incurred basis) for the first quarter of 2025, of which $148.6 million related to operated drilling and completion activity and $11.2 million related to maintenance leasehold and land investment. In addition, Gulfport incurred approximately $1.2 million related to non-operated drilling and completion activities.

Common Stock Repurchase Program

Gulfport repurchased approximately 340.7 thousand shares of common stock at a weighted-average share price of $176.13 during the first quarter of 2025, totaling approximately $60.0 million. As of March 31, 2025, the Company had approximately $355.9 million of remaining capacity under the share repurchase program.

Financial Position and Liquidity

As of March 31, 2025, Gulfport had approximately $5.3 million of cash and cash equivalents, $35.0 million outstanding borrowings under its revolving credit facility, $63.9 million of letters of credit outstanding, $25.7 million of outstanding 2026 senior notes and $650.0 million of outstanding 2029 senior notes.

Gulfport’s liquidity at March 31, 2025, totaled approximately $906.5 million, comprised of the $5.3 million of cash and cash equivalents and approximately $901.1 million of available borrowing capacity under its revolving credit facility.

Credit Facility Borrowing Base Redetermination

On May 5, 2025, Gulfport completed its semi-annual borrowing base redetermination during which the borrowing base was reaffirmed at $1.1 billion with elected commitments remaining at $1.0 billion.

Derivatives

Gulfport enters into commodity derivative contracts on a portion of its expected future production volumes to mitigate the Company’s exposure to commodity price fluctuations. For details, please refer to the “Derivatives” section provided with the supplemental financial tables available on our website at ir.gulfportenergy.com.

First Quarter 2025 Conference Call

Gulfport will host a teleconference and webcast to discuss its first quarter of 2025 results beginning at 9:00 a.m. ET (8:00 a.m. CT) on Wednesday, May 7, 2025.

The conference call can be heard live through a link on the Gulfport website, www.gulfportenergy.com. In addition, you may participate in the conference call by dialing 866-373-3408 domestically or 412-902-1039 internationally. A replay of the conference call will be available on the Gulfport website and a telephone audio replay will be available from May 7, 2025 to May 21, 2025, by calling 877-660-6853 domestically or 201-612-7415 internationally and then entering the replay passcode 13753295.

Financial Statements and Guidance Documents

First quarter of 2025 earnings results and supplemental information regarding quarterly data such as production volumes, pricing, financial statements and non-GAAP reconciliations are available on our website at ir.gulfportenergy.com.

Non-GAAP Disclosures

This news release includes non-GAAP financial measures. Such non-GAAP measures should be not considered as an alternative to GAAP measures. Reconciliations of these non-GAAP measures and other disclosures are provided with the supplemental financial tables available on our website at ir.gulfportenergy.com.

About Gulfport

Gulfport is an independent natural gas-weighted exploration and production company focused on the exploration, acquisition and production of natural gas, crude oil and NGL in the United States with primary focus in the Appalachia and Anadarko basins. Our principal properties are located in eastern Ohio targeting the Utica and Marcellus formations and in central Oklahoma targeting the SCOOP Woodford and SCOOP Springer formations.

Forward Looking Statements

This press release includes “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including the expected impact of U.S. trade policy and its impact on broader economic conditions, the war in Ukraine and the conflict in the Middle East on our business, our industry and the global economy, estimated future production and net revenues from oil and gas reserves and the present value thereof, future capital expenditures (including the amount and nature thereof), share repurchases, business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of our business and operations, plans, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. Gulfport believes the expectations and forecasts reflected in the forward-looking statements are reasonable, Gulfport can give no assurance they will prove to have been correct. They can be affected by inaccurate or changed assumptions or by known or unknown risks and uncertainties. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are described under “Risk Factors” in Item 1A of Gulfport’s annual report on Form 10-K for the year ended December 31, 2024 and any updates to those factors set forth in Gulfport’s subsequent quarterly reports on Form 10-Q or current reports on Form 8-K (available at https://www.gulfportenergy.com/investors/sec-filings). Gulfport undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Investors should note that Gulfport announces financial information in SEC filings, press releases and public conference calls. Gulfport may use the Investors section of its website (www.gulfportenergy.com) to communicate with investors. It is possible that the financial and other information posted there could be deemed to be material information. The information on Gulfport’s website is not part of this filing.

Investor Contact:

Jessica Antle – Vice President, Investor Relations

jantle@gulfportenergy.com

405-252-4550

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